NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.
44  Talmadge  Road
PO  Box  4005
Edison,  NJ  08818-4005
Tel  732-287-1200
Fax  732-287-4222
Internet:  http://www.nbsc.com
E-mail:  bioinfo@nbsc.com




It is with great sorrow that the Company reports the passing of Kiyoshi Masuda, a member of its board of directors since 1980. At the present time, the Company does not plan to fill the vacancy created by Mr. Masuda's death and does not intend to amend its recently filed proxy statement. As a Class I director, Mr. Masuda was not on the current year's ballot since his term was scheduled to expire at the Company's 2006 Annual Meeting of Shareholders.